Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268310
PROSPECTUS

Aris Water Solutions, Inc.
31,252,560 Shares of Class A Common Stock
The securities to be offered and sold using this prospectus includes 31,252,560 shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), issuable upon redemption of units in Solaris Midstream Holdings, LLC, together with an equal number of shares of our Class B common stock, par value $0.01 per share (the “Class B common stock”). These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”
The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.
Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “ARIS.” The last reported sale price of our Class A common stock on November 17, 2022, as reported by the NYSE, was $16.85 per share.
You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 18, 2022.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents that have been incorporated by reference herein. We and the selling stockholders have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the Class A common stock described in this prospectus in one or more offerings or resales. This prospectus generally describes Aris Water Solutions, Inc. and the Class A common stock that the selling stockholders may offer. Each time securities are offered by means of this prospectus, the selling stockholders may provide you a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in any prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that have been incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” or like terms refer to Aris Water Solutions, Inc. and its subsidiaries and predecessors.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.
We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), after the date of this prospectus until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 26, 2022);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022, August 4, 2022 and November 10, 2022, respectively;
•	our Current Reports on Form 8-K (excluding Items 2.02 and 7.01 and related exhibits), filed with the SEC on March 1, 2022, June 13, 2022 and September 7, 2022; and
•
the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 21, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, and any other amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.
We make available free of charge on or through our website, www.ariswater.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:
Aris Water Solutions, Inc.
9811 Katy Freeway, Suite 700
Houston, Texas 77024
(281) 501-3070

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “continue,” “intend,” “plan,” “believe,” “forecast,” “future,” “potential,” “may,” “possible,” “could” and variations of such words or similar expressions.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (our “2021 Annual Report”) and found elsewhere in this prospectus, including, but not limited to, the following:
•	the impact of the current conflict between Russia and Ukraine on the global economy, including its impacts on financial markets and the energy industry;
•	impacts of cost inflation on our operating margins;
•
the impact of current and future laws, rulings and federal and state governmental regulations, including those related to hydraulic fracturing, accessing water, handling of produced water, carbon pricing, taxation of emissions, seismic activity, drilling and right-of-way access on federal lands, income taxes and various other matters;

•	our reliance on a limited number of customers and a particular region for substantially all of our revenues;
•	our ability to renew or replace expiring contracts on acceptable terms;
•	risks related to acquisitions and organic growth projects, including our ability to realize their expected benefits;
•
capacity constraints on regional oil, natural gas and water gathering, processing and pipeline systems that result in a slowdown or delay in drilling and completion activity, and thus a slowdown or delay in the demand for our services;

•	our ability to retain key management and employees and to hire and retain skilled labor;
•	our health, safety and environmental performance;
•	delays or restrictions in obtaining, utilizing or maintaining permits and/or rights-of-way by us or our customers;
•	constraints in supply or availability of equipment used in our business;
•	physical, electronic and cybersecurity breaches; and
•	the other risks described in our 2021 Annual Report and other filings with the SEC.
Many of the factors that will determine our future results are beyond the ability of management to control or predict. Should one or more of the risks or uncertainties described in this prospectus or in our 2021 Annual Report occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement.
The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus or the documents incorporated by reference herein to reflect events or circumstances after the date of such documents or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.
v

ABOUT ARIS WATER SOLUTIONS, INC.
We are a leading, growth-oriented environmental infrastructure and solutions company that directly helps our customers reduce their water and carbon footprints. We deliver full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Our integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.
We provide critical environmental solutions to many of the most active and well-capitalized companies operating in the Permian Basin, including the following companies and/or their affiliates: ConocoPhillips, Occidental Petroleum Corporation, ExxonMobil Corporation, Marathon Oil Corporation, Chevron Corporation and Mewbourne Oil Company. Operators are increasingly focused on minimizing their environmental impact as a measure of success with an emphasis on rapidly increasing the use of recycled produced water in their operations. Our expansive infrastructure, advanced logistics and water treatment methods allow us to reliably gather our customers’ produced water and recycle it for use in their operations. We believe our solutions make a significant contribution to the ability of our customers to achieve their sustainability-related objectives. Since inception, we have been committed to responsibly developing, operating and deploying technology to safely reduce our customers’ environmental footprint.
Our principal executive offices are located at 9811 Katy Freeway, Suite 700, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is www.ariswater.com. The information on our website is not part of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
As of November 8, 2022, the authorized capital stock of Aris Water Solutions, Inc. consists of 600,000,000 shares of Class A common stock, par value $0.01 per share, of which 26,618,805 shares are issued and 26,514,063 are outstanding, 180,000,000 shares of Class B common stock, par value $0.01 per share, of which 30,811,322 shares are issued and outstanding and 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.
The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
Class A Common Stock
Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors (the “Board”) out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.
Class B Common Stock
Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.
Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Aris Water Solutions, Inc.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We have opted out of Section 203 of the Delaware General Corporation Law (the “DGCL”); however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that the Designated Parties (as defined in our amended and restated certificate of incorporation), their respective affiliates and successors, and their respective direct and indirect transferees do not constitute “interested stockholders” for purposes of this provision.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our Board the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the Board;
•
provide that all vacancies, including newly created directorships, shall, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•
provide that certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Class A common stock entitled to vote thereon, voting together as a single class;

•
provide that special meetings of our stockholders may only be called by our Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•
provide for our Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•
provide that the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding Class A common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause; and

•	provide that our amended and restated bylaws can be amended by the Board.

Corporate Opportunity
Under our amended and restated certificate of incorporation, to the extent permitted by law:
•
the Designated Parties have the right to, and have no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•	if the Designated Parties acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and
•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.
Forum Selection
Our amended and restated certificate of incorporation provides that, unless we select or consent in writing to the selection of an alternative forum, all complaints asserting any internal corporate claims (defined as claims, including claims in the right of our Company: (i) that are based upon a violation of a duty by a current or former director, officer, employee, or stockholder in such capacity; or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be subject to the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, subject matter jurisdiction, another state court or a federal court located within the State of Delaware). Further, unless we select or consent to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our choice of forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.
Limitations on Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our Class A common stock is Broadridge Corporate Issuer Solutions, Inc.
Listing
Our Class A common stock is listed on the NYSE under the symbol “ARIS.”

REDEMPTION OF SOLARIS LLC UNITS AND CLASS B COMMON STOCK
In connection with the completion of our initial public offering, the limited liability company agreement of Solaris Midstream Holdings, LLC (“Solaris LLC”) was amended and restated to modify its capital structure by recapitalizing the different classes of interests previously held by Solaris LLC’s owners into a single new class of units called “Solaris LLC Units.” In addition, each holder of Solaris LLC Units (a “Solaris LLC Unit Holder”) has received one share of our Class B common stock for each Solaris LLC Unit held by such Solaris LLC Unit Holder. Pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Solaris LLC (the “Solaris LLC Agreement”), each Solaris LLC Unit Holder has the right to redeem his or her Solaris LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A Common Stock (or cash at our election, subject to customary conversion rate adjustments for stock splits, reverse splits, stock dividends similar events). As holders redeem their Solaris LLC Units and Class B common stock for Class A common stock, our relative interest in Solaris LLC will increase.
The selling stockholders will each generally bear his or her own expenses in connection with a redemption, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such a redemption.

SELLING STOCKHOLDERS
The selling stockholders named below may offer to sell from time to time in the future up to an aggregate of 31,252,560 shares of our Class A common stock. The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees and assignees or other successors.
Except as set forth below, or incorporated by reference into this prospectus or in any applicable prospectus supplement, none of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus. For additional information regarding relationships between us and the selling stockholders, see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 26, 2022, which information is incorporated by reference herein.
In connection with the closing of our initial public offering in October 2021, we entered into a Registration Rights Agreement with certain of the members of Solaris LLC, dated October 26, 2021 (as amended, the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to register under the federal securities laws the offer and resale of certain shares of our Class A common stock to be held by such owners or certain of their affiliates or permitted transferees. The registration rights are subject to certain conditions and limitations. We are generally obligated to pay all of our registration expenses in connection with these registration obligations and provide certain indemnification to the selling stockholders. The Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description of the registration rights agreement is qualified by reference thereto.
The following table sets forth information as of October 27, 2022 by each selling stockholder regarding (i) the beneficial ownership of shares of our Class A common stock and our Class B common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus, assuming each selling stockholder has redeemed all Solaris LLC Units, together with an equal number of shares of our Class B common stock, beneficially owned by him or her for an equivalent number of shares of our Class A common stock. The information regarding shares of our Class A common stock and our Class B common stock beneficially owned after the offering assumes the sale of all shares of our Class A common stock offered by the selling stockholders and that the selling stockholders do not acquire any additional shares of our Class A common stock or our Class B common stock.
No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

The following table sets forth information relating to the selling stockholders as of October 27, 2022 based on information supplied to us by the selling stockholders on or prior to that date and information filed with the SEC. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our Class A common stock or our Class B common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our Class A common stock or our Class B common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our Class A common stock or our Class B common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our Class A common stock that may be sold by the selling stockholders identified below under this prospectus. Because the selling stockholders may offer all or some of their shares of our Class A common stock or our Class B common stock from time to time, we cannot estimate the number of shares of our Class A common stock or our Class B common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of Class A common stock indicated. The selling stockholders are not making any representation that any shares of Class A common stock covered by this prospectus will or will not be offered for sale.
	Shares Beneficially Owned Before the Offering				Shares Beneficially Owned After the Offering
Name of Selling Stockholder(1)	Class A Common Stock Owned (Number)	Class B Common Stock Owned (Number)	Total Voting Power(2) (%)	Shares of Class A Common Stock that May be Sold Hereby(3) (Number)	Class A Common Stock Owned(4) (Number)	Class B Common Stock Owned (Number)	Total Voting Power(2) (%)
COG Operating LLC(5)	—	12,873,151	22.5%	12,873,151	—	—	—
Yorktown Energy Partners XI, L.P(6)	—	10,304,608	18.0%	10,304,608	—	—	—
Entities associated with HBC Investments(7)	—	3,179,324	5.5%	3,179,324	—	—	—
Vision Resources, Inc.(8)	—	2,091,157	3.6%	2,091,157	—	—	—
Solaris Midstream Investment, LLC(9)	—	2,066,646	3.6%	2,066,646	—	—	—
Grelsi Co, LLC(10)	—	95,141	*	95,141	—	—	—
Freebird Partners LP(11)	250,000	79,059	*	329,059	—	—	—
Murchison Capital Partners, L.P.(12)	270,929	—	*	270,929	—	—	—
Privateer Energy Services, LLC(13)	27,366	—	*	27,366	—	—	—
Sooner SR LLC(14)	10,618	—	*	10,618	—	—	—
Volant Capital Management LLC(15)	—	4,561	*	4,561	—	—	—
*	Less than 1%
(1)
Each of the selling stockholders that currently holds shares of Class B common stock is a member of Solaris LLC and has received one share of Class B common stock for each Solaris LLC Unit that it holds.

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Based on 26,514.063 shares of Class A common stock and 30,811,322 shares of Class B common stock outstanding as of November 8, 2022. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder. Accordingly, the holders of our Class B common stock collectively have a number of votes in Solaris LLC equal to the number of Solaris LLC Units that they hold. See “Description of Capital Stock —Class A Common Stock” and “—Class B Common Stock.”

(3)
Includes shares of our Class B common stock owned by the selling stockholders that, subject to the terms of the Solaris LLC Agreement, are, together with an equivalent number of Solaris LLC Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)
Assumes that the selling stockholders dispose of all the shares of Class A common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Class A common stock. The registration of these shares of Class A common stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of Class A common stock covered by this prospectus.

(5)
COG Operating LLC is a wholly owned subsidiary of Concho Resources Inc., which is a wholly owned subsidiary of ConocoPhillips. As a result, Concho Resources Inc. and ConocoPhillips may each be deemed to share the power to vote or to dispose of the shares owned by COG Operating LLC. The address of COG Operating LLC is One Concho Center, 600 W. Illinois Avenue, Midland, Texas 79701.

(6)
Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Company LP and Yorktown XI Associates LLC may each be deemed to beneficially own the shares held by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The managers of Yorktown XI Associates LLC, who act by majority approval, are W. Howard Keenan, Jr., one of the Company’s directors, Bryan H. Lawrence, Peter A. Leidel, Tomás R. LaCosta and Robert A. Signorino (the “Yorktown Managers”). As a result, the Yorktown Managers may each be deemed to beneficially own the shares held by Yorktown Energy Partners XI, L.P. The Yorktown Managers disclaim beneficial ownership of the shares held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The address for Yorktown Energy Partners XI, L.P. is 410 Park Avenue, 20th Floor, New York, New York 10022.

(7)
HBC Water Resources GP LP is the general partner of HBC Water Resources LP (“HBC Water”) and may be deemed to beneficially own the shares directly held by HBC Water. HBC Water Resources II GP LP is the general partner of Water Resources II LP (“HBC Water II”) and may be deemed to beneficially own the shares directly held by HBC Water II. J. Hale Hoak and Joseph Colonnetta are the managers of HBC Water Resources GP LP and HBC Water Resources II GP LP. As a result, J. Hale Hoak and Joseph Colonnetta may be deemed to beneficially own the shares held by each of HBC Water and HBC Water II. The address of each of HBC Water and HBC Water II is 3963 Maple Avenue, Suite 450, Dallas, Texas 75219.

(8)
David Maley and LaVerne Maley are officers of Vision Resources, Inc. and have the power to vote and dispose of the securities held by Vision Resources, Inc. The address of Vision Resources, Inc. is P.O. Box 2459, Carlsbad, New Mexico 88221.

(9)
Solaris Midstream Investment, LLC is managed by a board of directors and William A. Zartler is the sole director. As a result, Mr. Zartler may be deemed to beneficially own the shares held by Solaris Midstream Investment, LLC. Mr. Zartler disclaims beneficial ownership of the securities held by Solaris Midstream Investment, LLC in excess of his pecuniary interests therein. The address of Solaris Midstream Investment, LLC is 9811 Katy Freeway, Suite 700, Houston, Texas 77024.

(10)
Grant J. Harvey, as the manager and sole member of Grelsi Company, LLC, has the power to vote and dispose of the securities held by Grelsi Company, LLC. The address of Grelsi Company, LLC is 6510 County Road 250, Durango, Colorado 81301.

(11)
Freebird Investments LLC is the sole general partner of Freebird Partners LP and Curtis Huff directly controls Freebird Investments LLC. As a result, Mr. Huff may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Freebird Partners LP. Mr. Huff disclaims beneficial ownership of the securities held by Freebird Partners LP in excess of his pecuniary interests therein. The address of Freebird Partners, LP is 2800 Post Oak Blvd., Ste. 2000, Houston, Texas 77056.

(12)
Murchison Management Corp. is the sole general partner of Murchison Capital Partners, L.P. and Robert F. Murchison and Burk C. Murchison directly control Murchison Management Corp. As a result, Robert F. Murchison and Burk C. Murchison may each be deemed to share the power to vote or dispose of the shares owned by Murchison Capital Partners, L.P. Robert F. Murchison and Burk C. Murchison disclaim beneficial ownership of the securities held by Murchison Capital Partners, L.P. in excess of their respective pecuniary interests therein. The address of Murchison Capital Partners, L.P. is 5430 LBJ Freeway, Suite 1450, Dallas, Texas 75240.

(13)
Gregory Garcia and Jeffrey Jordan are managing members of Privateer Energy Services, LLC and have the power to vote and dispose of the securities held by Privateer Energy Services, LLC. Each of Gregory Garcia and Jeff Jordan disclaims beneficial ownership of the shares held by Privateer Energy Services, LLC in excess of his pecuniary interest therein. The address of Privateer Energy Services, LLC is P.O. Box 101327, Fort Worth, Texas 76185.

(14)	Gregory Lanham, as sole director of Sooner SR, LLC, has the power to vote and dispose of the securities held by Sooner SR LLC. The address of Sooner SR LLC is 1222 Milltown, Midland, Texas 79705.
(15)	R. Scott Brown has the power to vote and dispose of the securities held by Volant Capital Management LLC. The address of Volant Capital Management LLC is 11 Wild Oak Circle, Houston, Texas 77005.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders may choose to sell some, all or none of the securities described in this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution.
The securities held by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by the selling stockholders or other persons, or through underwriters, dealers or agents or on any exchange on which the securities described in this prospectus may from time to time be traded, in the over-the-counter markets or in independently negotiated transactions or otherwise. The methods by which the securities described in this prospectus may be sold include:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
a block trade (which may involve crosses in which the same broker-dealer acts as agent on both sides) in which the broker or dealer so engaged will attempt to sell the securities as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this prospectus;
•	exchange distributions and/or secondary distributions in accordance with the rules of the NYSE or any other applicable national securities exchange on which the securities are listed;
•
sales on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale, including the NYSE, in the over-the-counter markets or through a market maker or into an existing trading market (on an exchange or otherwise) for the securities;

•	underwritten transactions;
•	short sales, whether through a broker-dealer or otherwise;
•	in transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	privately negotiated transactions;
•
pledges of the securities described in this prospectus as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

•	a combination of any of the foregoing methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agents. Such transactions may be effected by the selling stockholders at fixed prices, which may be changed, market prices prevailing at the time of sale, varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and any underwriters or broker-dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling stockholders from the sale of the securities described in this prospectus will be the purchase price of the securities less discounts and commissions, if any.
If the selling stockholders utilize a dealer in the sale of the securities, the selling stockholder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be the selling stockholders’ customers or may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of business.

In addition, the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the securities only through registered or licensed brokers or dealers.
Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts resulting from any untrue or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which their securities are registered or in any preliminary prospectus or in any summary or final prospectus or in any amendment or supplement thereto, unless such liability arose from an untrue or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such selling stockholder. Each of the selling stockholders, severally and not jointly, has agreed to indemnify us against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from such untrue or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to the selling stockholder furnished in writing to the Company by such selling stockholder. We and the selling stockholders may agree to indemnify underwriters, brokers, dealers and agents who participate in the distribution of the securities described in this prospectus against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act.
The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities described in this prospectus to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities described in this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
In connection with sales of the securities described in this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close out the short positions or loan or pledge the securities to broker-dealers that in turn may sell them.
From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities described in this prospectus short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities described under this prospectus may be used to cover short sales.
The selling stockholders may sell the securities they hold using a public auction process in which the public offering price and the allocation of the securities will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the securities offered in the auction, and subject to agreement between the selling stockholders and the underwriter or underwriters to proceed with the offering, the securities will be allocated to winning bidders by the underwriter or underwriters. If the selling stockholders use a public auction process to sell the securities, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.
The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the securities described in this prospectus that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such selling stockholders made directly on or through the NYSE, the existing trading market for the securities, or in the over-the-counter market or otherwise.
The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the securities described in this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling stockholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.
To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling stockholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities described in this prospectus may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities described in this prospectus at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in such securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
These transactions may be effected on or through the NYSE, the existing trading market for the securities described in this prospectus, or in the over-the-counter market or otherwise.
If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

LEGAL MATTERS
The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Aris Water Solutions, Inc.
31,252,560 Shares of Class A Common Stock
Prospectus
November 18, 2022